SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported) January 30, 1998

            PAINEWEBBER EQUITY PARTNERS THREE LIMITED PARTNERSHIP
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)

     Virginia                       0-17881                     04-2985890
--------------------------------------------------------------------------------
(State or other jurisdiction)    (Commission                 (IRS Employer
      of incorporation           File Number)                Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118
                                                   --------------

--------------------------------------------------------------------------------
            (Former name or address, if changed since last report)

                                    FORM 8-K
                                 CURRENT REPORT

            PAINEWEBBER EQUITY PARTNERS THREE LIMITED PARTNERSHIP

ITEM 2 - Disposition of Assets

   One Paragon Place, Richmond, Virginia

   Disposition Date - January 30, 1998

      On January 30, 1998, Richmond Paragon Partnership, a joint venture (the "Venture") in which Paine Webber Equity Partners Three Limited Partnership ("the Partnership") has an interest, sold the property known as the One Paragon Place Office Building, located in Richmond, Virginia. As previously reported, during fiscal 1998 the Partnership had been monitoring the development activity in the Richmond office market and exploring potential sale opportunities for One Paragon Place. During the quarter ended September 30,1997, management concluded that it was an appropriate time to sell the property and selected a national real estate broker to market the property for sale. As part of the marketing process, several offers were received from prospective buyers. During the quarter ended December 31, 1997, the Partnership negotiated a purchase and sale agreement with one of these prospective buyers. Subsequent to the end of the third quarter, the One Paragon Place Office Building was sold to this unrelated third party for $16,500,000. The Partnership received net proceeds of approximately $8,055,000 in connection with the sale after the release of certain lender escrow accounts totalling approximately $555,000, the assumption of the outstanding mortgage loan secured by the property of approximately $8,500,000, closing costs of approximately $400,000 and closing proration adjustments of approximately $100,000.

      As a result of the sale of One Paragon Place, a Special Distribution of $160 per original $1,000 investment will be made on February 13, 1998 to the Limited Partners of PaineWebber Equity Partners Three Limited Partnership of record as of January 30, 1998. This Special Capital Distribution represents the net proceeds from the sale of One Paragon Place as rounded up to the nearest dollar per original $1,000 investment. With the sale of One Paragon Place, the Partnership's earnings rate will decrease because of the reduction in cash flow to the Partnership. The annualized earnings rate will change from 2.5% to 1.75% on a Limited Partner's remaining capital account. The annual distribution rate will be adjusted beginning with the payment to be made on August 14, 1998 for the quarter ending June 30, 1998. The payment will be made on a Limited Partner's remaining capital account of $840 per original $1,000 investment, which reflects an adjustment for the $160 return of capital proceeds from the One Paragon Place sale.

ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

      (1) Closing Statement by and between Richmond Paragon Associates and Koger Equity, Inc. dated January 30, 1998.

      (2)   Purchase  and  Sale  Agreement  by  and  between   Richmond  Paragon
            Partnership and Koger Equity, Inc. dated January 30, 1998.

      (3) Special Warranty Deed by and between Richmond Paragon Partnership c/o PaineWebber Equity Partners Three Limited Partnership and Koger Equity, Inc. dated January 30, 1998.

      (4)   Assignment  and  Assumption of Contracts  between  Richmond  Paragon
            Partnership   c/o   PaineWebber   Equity   Partners   Three  Limited
            Partnership and Koger Equity, Inc. dated January 30, 1998.

      (5) Assignment and Assumption of Leases and Security Deposits between Richmond Paragon Partnership c/o PaineWebber Equity Partners Three Limited Partnership and Koger Equity, Inc. dated January 30, 1998.

                                    FORM 8-K

                                 CURRENT REPORT

            PAINEWEBBER EQUITY PARTNERS THREE LIMITED PARTNERSHIP





      (6) Bill of Sale by Richmond Paragon Partnership c/o PaineWebber Equity Partners Three Limited Partnership in favor of Koger Equity, Inc. dated January 20, 1998.

                                    FORM 8-K

                                 CURRENT REPORT

            PAINEWEBBER EQUITY PARTNERS THREE LIMITED PARTNERSHIP




                                   SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           PAINEWEBBER EQUITY PARTNERS
                            THREE LIMITED PARTNERSHIP
                                  (Registrant)


                            By:  Third Equity Partners, Inc.
                                 Managing General Partner



                            By: /s/ Walter V. Arnold
                                --------------------
                                 Walter V. Arnold
                                 Senior Vice President and
                                 Chief Financial Officer







Date:  February 13, 1998

                                Closing Statement

                           RICHMOND PARAGON ASSOCIATES

                                     sale to

                               KOGER EQUITY, INC.

                                One Paragon Place
                               Richmond, Virginia

------------------------------------------------------------------------------
Funds Due to Seller
------------------------------------------------------------------------------

Purchase Price                                                        $16,500,000.00

Deductions
      Deposit (held by Title Company)             $  330,000.00
      Loan Balance Assumed (as of 1/30/98)        $8,500,605.96
      Accrued Interest on Loan (as of 1/30/98)    $   53,014.53
      Contract Prorations (See Schedule 1)        $    9,986.57
      Income Prorations (See Schedule 2)          $   11,751.34
      Utility Proration                                (POC)
      Security Deposits (See Schedule 3)          $   24,557.55
      Real Estate Taxes (a)                       $    8,542.76
      Prepaid Rent (See Schedule 2)               $   14,884.95
      Tenant Improvements                         $   45,354.00
      Lease Inducement                            $   50,000.00

      Total Deductions                            $9,048,697.66       ($9,048,697.66)

Additions

      Lender Reserve Escrow Account               $  543,797.91
      Lender Tax and Insurance Escrow Account     $   10,715.06
      Contract Prorations (See Schedule 1)        $    2,219.39
      Accounts Receivable (See Schedule 2)        $    4,364.88

      Total Additions                             $  561,097.24          $561,097.24

Gross Funds Due To Seller                                              $8,012,399.58


      a Total tax for FY 1997 = $107,520.96 or $294.58/diem ($107,520.96 / 365).
Taxes  paid  through  December  31,  1997.   Seller  in  possession  29  days
@$294.58/diem or $8,542.76.

Gross Funds Due To Seller                                              $8,012,399.58

Seller's Disbursements

      Brokers= Commission1                        $272,500.00
      Grantor's Tax2                              $  7,999.50
      LTIC Escrow 3                               $ 24,500.00

      Total Seller's Disbursement                 $304,999.50            $304,999.50

Net Funds Due to Seller (less Deposit)                                 $7,707,400.08

      Plus deposit held by Title Co.                                     $330,000.00

Funds Due Seller at Closing                                            $8,037,400.08



-------------------------------------------------------------------------------
Funds Due from Buyer
-------------------------------------------------------------------------------

Purchase Price                                                        $16,500,000.00

Deductions

      Deposit (held by Title Company)             $  330,000.00
      Loan Balance Assumed (as of 1/30/98)        $8,500,605.96
      Accured Interest (as of 1/30/98)            $   53,014.53
      Contract Prorations (See Schedule 1)        $   9,986.57
      Income Prorations (See Schedule 2)          $  11,751.34
      Utility Prorations                               (POC)
      Security Deposits (See Schedule 2)          $  24,557.55
      Real Estate Taxes(a)                        $   8,542.76
      Prepaid Rent (See Schedule 2)               $  14,884.95
      Tenant Improvements                         $  45,354.00
      Lease Inducement                            $  50,000.00

      Total Deduction                            $9,048,697.66        ($9,048,697.66)

Additions

      Lender Reserve Escrow Account              $  543,797.91
      Lender Tax and Insurance Escrow Account    $   10,715.06
      Contract Proration (see Schedule 1)        $    2,219.39
      Accounts Receivable (see Schedule 2)       $    4,364.88

      Total Additions                            $  561,097.24           $561,097.24

Net Funds Due From Buyer                                               $8,012,399.58


      a Total tax for FY 1997 = $107,520.96 or $294.58/diem ($107,520.96 / 365).
Taxes  paid  through  December  31,  1997.   Seller  in  possession  29  days
@$294.58/diem or $8,542.76.

Net Funds Due From Buyer                                               $8,012,399.58

Buyer's Disbursements

      Grantee's Tax4                             $ 33,000.00
      Lawyers Title Insurance Company5           $ 16,550.00
      Lender's Policy Endorsement Premium
         to Old Republic6                        $    250.00
      Loan Assumption Fee7                       $ 85,006.06
      Lender's Outside Counsel Fees8             $  1,065.71
      February Loan Payment9                     $ 67,534.00

      Total Buyer's Disbursements                $203,405.77             $203,405.77

Gross Funds Due From Buyer                                             $8,215,805.35


The undersigned hereby authorize the Title Company to make the Disbursements as set forth in BUYER'S and SELLER'S Disbursements from the closing proceeds. Net
Funds Due to Seller shall be wired to Seller in accordance with the wiring instructions set forth on Exhibit A. The Deposit held by Title Company shall be added to the Net Funds Due to Seller and wired in accordance with Exhibit A.

                                      RICHMOND PARAGON PARTNERSHIP, a
                                      Virginia general partnership

                                      By:  PaineWebber Equity Partners Three
                                           Limited Partnership, a general
                                           partner

                                           By: Third Equity Partners, Inc.,
                                               its managing general partner


                                               By: /s/ Peter F. Sullivan
                                                   ---------------------
                                             Name:  Peter F. Sullivan
                                            Title:  Vice President


                                     BUYER:

                                      KOGER EQUITY, INC.


                                      By:  /s/ Michael F. Beale
                                           --------------------
                                    Name:  Michael F. Beale
                                   Title:  Vice President

                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN
                     RICHMOND PARAGON PARTNERSHIP ("SELLER")
                                       AND
                          KOGER EQUITY, INC. ("BUYER")

                                                             One Paragon Place



                                TABLE OF CONTENTS



Page

ARTICLE 1.....................................................................4
      DEFINITIONS.............................................................4

ARTICLE 2.....................................................................5
      PURCHASE AND SALE.......................................................5

ARTICLE 3.....................................................................5
      PURCHASE PRICE; DEPOSIT; ADJUSTMENTS....................................5

ARTICLE 4.....................................................................8
      PRECLOSING OPERATION....................................................8

ARTICLE 5.....................................................................9
      ACCESS, INSPECTION, DILIGENCE...........................................9

ARTICLE 6....................................................................12
      TITLE AND SURVEY.......................................................12

ARTICLE 7....................................................................14
      CLOSING................................................................14

ARTICLE 8....................................................................16
      CASUALTY AND CONDEMNATION..............................................16

ARTICLE 9....................................................................17
      BROKERAGE COMMISSIONS..................................................17

ARTICLE 10...................................................................17
      DEFAULT, TERMINATION AND REMEDIES......................................17

ARTICLE 11...................................................................18
      REPRESENTATIONS AND WARRANTIES.........................................18

ARTICLE 12...................................................................20
      MISCELLANEOUS..........................................................20

ARTICLE 13...................................................................23
      IRS FORM 1099-S DESIGNATION............................................23

SCHEDULE A        Legal Description
SCHEDULE B        Personal Property and Intangible Property
SCHEDULE C        Rent Roll
SCHEDULE D        1099 Designation Agreement
SCHEDULE E        Form of Tenant Estoppel Certificate

                           Purchase and Sale Agreement

      This Purchase and Sale Agreement (this "Agreement") is entered into as of the ______ day of December, 1997 by and between Seller and Buyer, upon the following terms and conditions:

                                    ARTICLE 1

                                   DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:

BUYER:                  Koger Equity, Inc., a Florida corporation

SELLER: Richmond Paragon Partnership, a Virginia general partnership

PROPERTY:               The Real Property and Personal Property known as One
                        Paragon Place, 6800 Paragon Drive, Richmond, Henrico
                        County, Virginia

REAL PROPERTY:          The land, as more particularly described in Schedule A
                        attached hereto, and the buildings, structures, improvements and fixtures (collectively the
                        "Improvements") now located thereon and the rights appurtenant thereto

PERSONAL PROPERTY:      The personal and intangible Property, if any, described
                        in Schedule B attached hereto

PURCHASE PRICE:         Sixteen Million Five Hundred Thousand and 00/100
                        ($16,500,000.00) Dollars

TITLE COMPANY:          Deborah Goodman
                        Lawyers Title Insurance Corporation
                          950 E. Paces Ferry Road, N.E.
                          Suite 2850
                          Atlanta, Georgia 30326

                                    ARTICLE 2

                                PURCHASE AND SALE

      2.1. In consideration of the undertakings and mutual covenants of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller hereby agrees to sell and convey the Property to Buyer or its nominee and Buyer hereby agrees to buy and pay the Purchase Price for the Property on the terms and conditions contained herein.


                                    ARTICLE 3

                      PURCHASE PRICE; DEPOSIT; ADJUSTMENTS

      3.1 Purchase Price. The Purchase Price shall be as specified in Article 1 above and shall be paid on the Closing Date (as hereinafter defined) as follows:

            (a)   $8,532,766.00  or  such  lower  amount  to  reflect  the  then outstanding principal balance under the Note (as hereinafter defined) (the "Debt Balance") by assuming Seller's obligations under
            (i) that certain Note (the "Note") in the original principal amount of $8,750,000 dated November 16, 1995 from Owner payable to the order of New York Life Insurance Company (the "Lender"), (ii) that certain mortgage from Owner to Lender dated November 16, 1995 (the "Mortgage@) and (iii) all other documents executed in connection with the Note and the Mortgage (collectively, with the Note and the Mortgage, the "Loan Documents"); and

            (b) an amount equal to the Purchase Price less the Debt Balance by wire transfer of immediately available federal funds; provided, however, that the immediately available funds portion of the Purchase Price shall be subject to adjustment to reflect application of the Escrowed Amount and such other adjustments herein contained.

      3.2 Deposit. Contemporaneously with the execution of this Agreement, Buyer shall deposit in cash with the Title Company the sum of Three Hundred Thirty Thousand and 00/100 ($330,000.00) Dollars (the "Deposit") to secure Buyer's obligations under this Agreement. The Title Company shall hold the Deposit in a segregated interest bearing money market account with an FDIC insured bank reasonably acceptable to Buyer and Seller. The Deposit and all interest accrued on the Deposit (collectively, the "Escrowed Amount") shall be maintained by the Title Company in such account or accounts until the Title Company is required to cause the Escrowed Amount to be disbursed pursuant to the terms and conditions of this Agreement.

      3.3 Tax Proration. All due and payable real estate taxes, assessments, special taxes, special assessments and any other tax or assessment attributable to the Property through the Closing Date shall be prorated and adjusted as of the Closing Date unless such items are paid directly by tenants to the applicable taxing authority, in which case no adjustment or proration shall be made for the items paid directly by the tenants. If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Closing Date, with a further adjustment to be made after the Closing Date as soon as the tax figures are finalized. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property (i) for all tax periods occurring prior to the applicable tax period in which the Closing occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs shall be prorated as of the Closing Date after reimbursement to Seller and Buyer, as applicable, for all fees, costs and expenses (including reasonable attorneys= and consultants= fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax period for which the other party is responsible are being adjudicated without the consent of such party, which consent shall not be unreasonably withheld, conditioned or delayed. After the Closing, Buyer shall be responsible for and control any tax protests or proceedings for any period for which taxes are adjusted between the parties under this Agreement and for any later period. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other.

      3.4 Contract Proration. Prepaid or past due amounts under any Contracts (as hereinafter defined) which are assigned to Buyer at Closing shall be prorated and adjusted as of the Closing Date.

      3.5 Utility Proration. The Seller shall cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read on the Closing Date, and the Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by the Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Closing Date based on the most recent bills therefor. The Seller shall provide notice to the Buyer within five (5) days of the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date. If the meters cannot be read as of the Closing Date and, therefore, the most recent bill is used to prorate and adjust as of the Closing Date, then to the extent that the amount of such prior bill proves to be more or less than the actual charges for the period in question, a further adjustment shall be made after the Closing Date as soon as the actual charges for such utilities are available.

      3.6 Income and Expense Proration. All rents, security deposits which have not been previously applied by Seller, prepaid rentals, common area maintenance charges, promotional charges, service charges, tax charges, and all other incidental expenses and charges required to be paid by tenants shall be apportioned and full value shall be adjusted as of the Closing Date, and the net amount thereof, if in favor of Seller, shall be added to the Purchase Price, or if in favor of Buyer, shall be deducted from the Purchase Price. From and after Closing all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits to tenants in accordance with the Leases and applicable law. Seller shall be entitled to retain or if transferred to Buyer receive a credit for any utility deposits and any deposits for third parties under any of the Contracts (as hereinafter defined). Seller shall receive a credit for the full amount of any escrows or reserves held by or on behalf of Lender. In addition to the foregoing, at the Closing the following shall be apportioned and the full value, as determined in good faith by Seller using best available information, shall be adjusted as of the Closing Date, and the net amount thereof, if in favor of the Seller, shall be added to the Purchase Price: all rentals and other tenant charges payable in arrears and uncollected, all other uncollected rents (including, but not limited to, percentage rents, common area maintenance charges, real estate tax charges, and annual adjustments thereto) for the current and prior rental periods. There shall be no further adjustment of any rents, security deposits, common area maintenance charges, promotional charges, service charges, tax charges, or other incidental expenses and charges required to be paid by tenants, whether collected or payable in arrears and uncollected, after the Closing Date. Buyer shall assume and be solely responsible for and indemnifies Seller for any items that would be owed to tenants upon annual reconciliation. Seller shall use commercially reasonable efforts to provide Buyer with a reconciliation of common area charges for calendar year 1997 on or before the Diligence Date.

      3.7 Closing Costs. Seller shall pay (a) the grantor's tax, (b) its legal fees and expenses and (c) 50% of the escrow fees of the Escrow Agent. Buyer shall pay all other costs in carrying out the transactions contemplated hereunder, including, without limitation, (i) 50% of the escrow fees of the Escrow Agent, (ii) charges to record the deed, and evidence of Buyer's existence or authority, (iii) Buyer's legal fees and expenses, (iv) all costs related to the Buyer's inspection and due diligence, (v) the cost of an owner's title policy and a new Lender's policy or any required endorsements to the Lender's existing policy, (vi) the cost of the survey, (vii) all costs and expenses in connection with the assumption of the Loan (including, but not limited to the assumption fee, title costs and legal costs) and (viii) all state, county or other taxes associated with the transfer of the property and the assumption of the Loan (other than the grantor's tax).

                                    ARTICLE 4

                              PRECLOSING OPERATION

      4.1 Leases. A rent roll containing a list of all current occupants of the Property is attached hereto as Schedule C. The leases with the occupants listed on the rent roll (each a "Lease"), together with leases entered into pursuant to this Article 4 are collectively referred to herein as the "Leases". From and after the date hereof through the earlier of termination of this Agreement or the Closing Date, the Owner shall not (i) enter into any new Leases or (ii) materially modify, amend, cancel, terminate, extend or change the terms of any Lease, without the prior written consent of the Buyer which shall not be unreasonably withheld; provided, however, that if Seller is required to act reasonably with respect to such consent under the Lease Seller may so consent if acting reasonably after consultation with Buyer. Seller shall not consent to any sublease or assignment without Buyer's prior written consent unless Seller is obligated to act reasonably under the applicable lease, in which case Seller may so consent if acting reasonably after consultation with Buyer regarding such consent. Buyer agrees to respond to requests for approval under this Section 4.1 within five (5) business days of receipt of written request therefor, accompanied by such information as Buyer shall reasonably request in connection with such request. If Buyer does not notify Seller in writing of its denial of consent within five (5) business days after written request therefor from Seller, Buyer shall be deemed to have consented to such requested action. In the event Seller's requested action with respect to a Lease is consented to or deemed consented to by Buyer, Buyer shall pay (or reimburse Seller, as the case may be) for tenant improvements and leasing commissions as disclosed on Seller's request of consent. Any lease entered into by Seller affecting the Property after the Diligence Date under this Section 4.1 shall constitute a Lease under this Agreement.

      4.2 Conduct of Business. At all times prior to Closing, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted and (b) to insure the Property substantially as currently insured as evidenced by the certificate attached hereto as Schedule F.

      4.3 Contracts. Seller shall make copies of all service, supply, equipment rental, management, operating and leasing contracts (collectively, the "Contracts@) affecting the Property available for Buyer to review promptly after the date hereof. On or before the Diligence Date (as defined below), unless Buyer has provided written notice to Seller of Buyer's election to terminate this Agreement, Buyer shall provide written notice to Seller of the Contracts that Buyer desires to have terminated by Seller, and Seller will terminate the Contracts so identified at or before Closing, provided that such Contracts may be terminated without cost or liability to Seller. At Closing, Seller shall assign and Buyer shall assume the Contracts, except those Contracts which Seller has agreed to terminate. Buyer and Seller shall indemnify, defend and hold the other harmless from and against any and all claims under the Contracts which relate to its respective period of ownership. Notwithstanding the foregoing, Seller's existing management contract and exclusive brokerage contract for the Property shall be terminated by Seller effective as of the Closing Date.

      4.4 Tenant Estoppel Certificates. Seller agrees to submit or cause its property manager to submit to each tenant or lessee under a Lease, an estoppel certificate, in form substantially in accordance with Schedule E attached hereto ("Tenant Estoppel"). Seller shall use commercially reasonable efforts to obtain the Tenant Estoppels, from all tenants currently occupying their space under a written Lease in the form required under the applicable Lease or if no such form is required under the applicable Lease, in the form attached hereto as Schedule
E. Seller shall use commercially reasonable efforts to obtain such estoppels before the Diligence Date for Buyer's review. Seller shall not be obligated to expend funds or commence litigation in pursuit of such estoppel certificates and receipt of such estoppel certificates shall not be a condition precedent to Closing.

      4.5 Covenant Not to Sell. Seller covenants not to sell the Property to a third party in violation of this Agreement.

                                    ARTICLE 5

                          ACCESS, INSPECTION, DILIGENCE

      5.1 Access. Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property and the Improvements during normal business hours upon advance written notice to Seller and make such reasonable, nondestructive investigations, studies and tests including, without limitation, surveys and engineering studies as Buyer deems necessary or advisable, including testing for asbestos, lead paint, lead in drinking water and soils and ground water testing for environmental contamination; provided, however, that Buyer shall not be permitted to conduct physical testing without Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Seller's prior written consent for physical inspections or testing may be conditioned upon receipt of a detailed description of the proposed physical inspection or testing, a list of contractors who will be performing the physical inspection or testing, evidence of insurance satisfactory to Seller, and such other information as Seller reasonably requires in connection with such proposed inspection or testing. Seller also agrees to make available to Buyer during normal business hours for review and copying at Buyer's expense upon advance written notice to Seller all books, records, plans, building specifications, contracts, agreements, or other instruments or documents contained in Seller's files relating to the construction, operation and maintenance of the Property including warranties.

      5.2 To the extent Seller has any studies, or site analyses in its possession including, without limitation the Loan Documents and related materials related to the Note, tenant correspondence and files, Leases, certificates of occupancy, audited financials of the entity which owns the Property for the preceding three (3) years, Property tax information, permits, summary of litigation relating to the Property, if any, existing title insurance policies, existing surveys, existing zoning analyses, existing engineering reports, existing code compliance reports and existing site analyses with respect to oil, underground storage tanks or hazardous waste on the Real Property, Seller agrees to make the same available for review and copying at Buyer's expense by Buyer or its agents promptly after execution of this Agreement.

      Buyer acknowledges and agrees that any and all information, documents, surveys, studies and reports provided to Buyer are provided for informational purposes only and do not constitute representations or warranties of Seller of any kind.

      5.3 Diligence. Subject to Section 5.1, above, Buyer shall promptly commence and actively pursue the following due diligence items:

            (a)   Review of title and survey matters;

            (b)   Review of Contracts;

            (c) Obtain and review engineering reports on structural condition and the mechanical systems of the Improvements;

            (d) Obtain and review environmental reports on oil, hazardous waste, and asbestos;

            (e) Review of applicable zoning and other land use controls, and other permits, licenses, permissions, approvals and consents;

            (f)   Review of all Leases affecting the Property;

            (g) Any other diligence Buyer chooses to undertake.

      Buyer shall complete its due diligence on or before the date which is thirty (30) days from the date hereof (the "Diligence Date"). Notwithstanding any other term or provision herein to the contrary, in the event that Buyer's due diligence shall reveal any matters, including but not limited to review of or lack of tenant estoppels) which are not acceptable to Buyer, in Buyer's sole discretion, Buyer may elect, by written notice to Seller, received by Seller on or before the Diligence Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrowed Amount shall be returned and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      Buyer acknowledges that as of the Diligence Date it has had an opportunity to conduct diligence on the Property and is acquiring the Property in its current condition based on its diligence. Buyer further acknowledges that neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property or the presence or absence of any hazardous materials on, in, under or within the Property or a portion thereof which survive closing hereunder. THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY THE SELLER TO THE PURCHASER "AS IS," "WITH ALL FAULTS," AND SUBSTANTIALLY IN ITS CURRENT CONDITION. THE PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED HEREIN, NEITHER THE SELLER NOR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND THE SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR THE PROPERTY INFORMATION, OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PORTION OF THE PROPERTY (OR ANY PART THEREOF) OR THE PROPERTY INFORMATION. FURTHER, THE SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR, THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE "PROPERTY INFORMATION" PROVIDED UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION THE PURCHASER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM THE SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES) IS DELIVERED TO THE PURCHASER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS, AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED HEREIN); AND THAT THE PURCHASER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. The provisions of this paragraph shall survive Closing.

      5.4 Return of Documents. If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all documents, plans, surveys, contracts, Leases and the like delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement. In addition, Buyer shall promptly deliver to Seller copies of all materials obtained in connection with Buyer's diligence. The return of the Escrowed Amount to Buyer under this Agreement shall be contingent upon Buyer's fulfillment of the obligations under this Section 5.4.

      5.5 Confidentiality. Each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement except the Broker and Seller's property manager, the existence of this Agreement, any term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Each party hereto may discuss with and disclose to its accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and have agreed to keep such information confidential. Each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the SEC or in order to comply with any securities law or interpretation thereof. Buyer may conduct interviews with tenants (i) with Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed and (ii) in the presence of Seller's agents, representatives or personnel, which agents, representatives or personnel Seller shall use commercially reasonable efforts to make available upon three (3) days prior written notice. This provision shall survive termination  of this  Agreement  but shall  terminate  upon  Closing.  Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and Seller, respectively both as to timing and content.

      5.6 Indemnity. If any inspection or test disturbs any of the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer shall keep the Property free and clear of any liens caused by Buyer or its agents or consultants and will indemnify, defend, and hold Seller harmless from all losses, costs and damages including reasonable attorneys' fees incurred by Seller as a result of such entry or investigation by or on behalf of Buyer. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.


                                    ARTICLE 6

                                TITLE AND SURVEY

      6.1 Title and Survey. Promptly following the execution of this Agreement, Buyer shall obtain:

            (a) An ALTA as built, survey of the Real Property or an update of Seller's survey (the "Survey@); and

            (b) A commitment for an ALTA Owner's Policy of Title Insurance (the "Title Commitment").

      If the Survey or matters listed as exceptions in the Title Commitment are not satisfactory to Buyer, Buyer shall, five (5) business days before the Diligence Date, provide Seller with written notice of such objections and if Seller is unable or unwilling to cure such objections by the Diligence Date, Buyer may terminate this Agreement as provided in Section 5.3, above or waive such objections which Seller is not willing or able to cure and proceed to closing. Those exceptions or title deficiencies which (i) Buyer does not object to pursuant to this Section 6.1 or (ii) are waived because Seller is unwilling or unable to cure shall be the "Permitted Exceptions.@

      6.2 Deed. On the Closing Date, Seller shall convey by good and sufficient special warranty deed to Buyer good and clear record and marketable fee simple title to all of the Real Property and the Improvements free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

            (i)   All Leases;

            (ii) All zoning, building and other laws applicable to the Property;

            (iii) All matters which arise after the Diligence Date which are agreed upon or consented to by Buyer;

            (iv)  The Loan Documents;

            (v) The lien, if any, for real estate taxes not yet due and payable;

            (vi) Mechanics or materialman's liens encumbering the Property arising from work performed or materials furnished to or on behalf of any tenant; and

            (vii) All matters of public record as of the effective date of the Title Commitment and which Seller has not agreed to cure pursuant to
      Section 6.1, above.

            (viii)      The Permitted Exceptions.

      6.3. Lease Assignment. At the Closing, Seller shall assign the Leases to Buyer and Buyer shall assume Seller's obligations thereunder and Seller shall convey the Personal Property to Buyer by quitclaim bill of sale, in each case Buyer and Seller shall be responsible for and indemnify the other with respect to its period of ownership; provided, however, that Seller shall not be responsible for or indemnify Buyer for any matters that are addressed in the Tenant Estoppels. Nothing to the contrary contained herein shall alter the provisions of Article 3 with respect to prorations between Buyer and Seller.

      6.4. Lender. Promptly following the execution of this Agreement, Buyer shall apply and use its commercially reasonable efforts to obtain Lender's consent to the sale of the Property hereunder and the assumption of the Loan Documents by Buyer, which consent Buyer shall obtain by the Diligence Date. Seller shall cooperate with Buyer in connection with Buyer's best efforts to seek Lender's consent hereunder. The terms of the assumption documents must be reasonably acceptable to Buyer.

                                    ARTICLE 7

                                     CLOSING

      7.1 Closing Date. The consummation of the purchase and sale contemplated in this Agreement (the "Closing") shall occur either through an escrow closing arrangement or at the offices of the Seller's counsel, Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts on the fifteenth day following the Diligence Date. It is agreed that time is of the essence in this Agreement.

      7.2 Closing Deliveries. On the Closing Date, Seller shall deliver or cause to be delivered at its expense each of the following items to Buyer:

            (a) A duly executed and acknowledged special warranty deed conveying the Real Property and the Improvements to Buyer;

            (b) A duly executed quitclaim bill of sale conveying the Personal Property to Buyer;

            (c) A duly executed assignment and assumption of leases (the "Assignment of Leases");

            (d) A duly executed assignment and assumption of Contracts being assumed, licenses, guaranties, warranties, permits and intangible property (the "Assignment of Contracts");

            (e) A certificate or certificates of non-foreign status from Seller;

            (f) Customary affidavits sufficient for the Title Company to delete any exceptions for mechanic's or materialmen's liens and parties in possession from Buyer's title policy and such other affidavits relating to such title policy as the Title Company may reasonably request;

            (g) Duly executed instruments evidencing Lender's written consent to the sale of the Property to Buyer;

            (h) Such other instruments as Buyer, Lender or the Title Company may
reasonably   request  to  effectuate  the  transactions   contemplated  by  this
Agreement;

            (i) A counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted; and

            (j)   Original tenant estoppel certificates;

            (k) Evidence of Seller's authority to sell the Property reasonably satisfactory to Title Company;

            (l) Originals, or where unavailable, copies of Leases, operating information, Contracts, permits, warranties and financial information about the Property; and

            (m) Keys and similar items, to the extent in Seller's possession.

      7.3 Buyer's Deliveries. On the Closing Date, Buyer shall deliver or cause to be delivered at its expense each of the following to Seller:

            (a) The Purchase Price for the Property, as such Purchase Price may have been adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to Seller, in the manner provided for in Article 3;

            (b) Evidence in recordable form reasonably satisfactory to Title Company of Buyer's authority to purchase the Property;

            (c)   The Assignment of Leases;

            (d)   The Assignment of Contracts;

            (e) Duly executed assumption agreement regarding the Loan Documents and such other instruments as Lender may require in connection with the assumption of the Loan Documents;

            (f) Such other instruments as Seller or Title Company may reasonably request to effectuate the transactions contemplated by this Agreement; and

            (g) A counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of such amounts.

                                    ARTICLE 8

                            CASUALTY AND CONDEMNATION

      8.1 Casualty. If the Improvements are materially damaged by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, Buyer shall have the following elections:

            (a) to purchase the Property in its then condition and pay the Purchase Price, in which event Seller shall pay over or assign to Buyer as the case may be, on the Closing Date, amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty up to the amount of the Purchase Price, less any amounts reasonably expended by Seller for partial restoration; or

            (b) if any portion of the Improvements suffers damage in excess of $500,000 from fire or any other casualty which Seller, in its sole option, elects not to repair, to terminate this Agreement by giving notice of termination to Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to Buyer, this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      8.2 Condemnation. If any portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an "Eminent Domain Taking"), Seller shall give notice promptly to Buyer of such event and Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is ten
(10) days from Seller's notice to Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Title Company shall return the Escrowed Amount to Buyer, this Agreement shall terminate, and neither Seller nor Buyer shall have any recourse against the other. If Buyer does not timely notify Seller of its election to terminate this Agreement, Buyer shall purchase the Property and pay the Purchase Price, and Seller shall pay over or assign to Buyer on delivery of the deed awards recovered or recoverable by Seller on account of such Eminent Domain Taking up to the amount of the Purchase Price, less any amounts reasonably expended by Seller in obtaining such award.

                                    ARTICLE 9

                              BROKERAGE COMMISSIONS

      Seller and Buyer each mutually represent and warrant to the other that they have not dealt with, and are not obligated to pay, any fees or commissions to any broker in connection with the transaction contemplated by this Agreement other than Insignia Capital Advisors, Inc. (the "Broker"). Seller agrees to pay all commissions, payments and fees due to the Broker. Buyer agrees to indemnify, defend and hold Seller harmless from and against all liabilities, costs, damages and expenses (including reasonable attorneys' fees) arising from any claims for brokerage or finder's fees, commissions or other similar fees in connection with the transaction covered by this Agreement insofar as such claims shall be based upon alleged arrangements or agreements made by Buyer or on Buyer's behalf. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against all liabilities, costs, damages and expenses (including reasonable attorneys' fees) arising from any claims for brokerage or finders' fees, commissions or other similar fees, including any claim made by the Broker, in connection with the transaction covered by this Agreement as such claims shall be based upon alleged arrangements or agreements made by Seller or on Seller's behalf. The covenants and agreements contained in this Article shall survive the termination of this Agreement or the Closing of the transaction contemplated hereunder.


                                   ARTICLE 10

                        DEFAULT, TERMINATION AND REMEDIES

      10.1 Seller's Default. In the event that Seller shall have failed in any material respect adverse to Buyer as of the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Closing Date or Seller defaults in its obligation to close hereunder, Buyer shall have the following remedies: (i) the right to take any and all legal actions necessary to compel Seller's specific performance hereunder (it being acknowledged that damages at law would be an inadequate remedy), and to consummate the transaction contemplated by this Agreement in accordance with the provisions of this Agreement (such conveyance shall be deemed to satisfy and waive any other remedy) or (ii) the right to terminate this Agreement and receive the Escrowed Amount, whereupon this Agreement shall terminate without further recourse. Buyer hereby waives and relinquishes any right to sue Seller for any reason whatsoever, except as expressly set forth in this Section 10.1, and agrees that Seller shall not be liable to Buyer for any actual, punitive, speculative, consequential or other damages for breach by Seller prior to the Closing, except for payment of the Escrowed Amount.


      10.2 Buyer's Default. In the event that Buyer shall have failed in any material respect adverse to Seller as of the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Buyer on or before the Closing Date, or if Buyer defaults in its obligation to close hereunder, Seller shall be entitled to receive the Escrowed Amount as liquidated damages, in lieu of all other remedies available to Seller at law or in equity for such default, and Buyer shall direct the Title Company to release the Escrowed Amount to Seller. Seller and Buyer agree that the damages resulting to Seller as a result of such default by Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyer's and Seller's reasonable estimate of such damages.


                                   ARTICLE 11

                         REPRESENTATIONS AND WARRANTIES

      11.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

            (a) Buyer is a  corporation,  duly  organized  and in good  standing under the laws of the State of Florida, is qualified to do business in The Commonwealth of Virginia and has the power to enter into this Agreement and to execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder. As of the date of this Agreement, Buyer has obtained all necessary corporate, partnership or other organizational authorizations required in connection with the execution and delivery of this Agreement. Unless Buyer terminates within ten (10) days of the date of this Agreement, Buyer shall be deemed to have obtained all necessary corporate, partnership or organizational authorizations required in connection with the performance of this Agreement and the transaction contemplated herein and has obtained the consent of all entities and parties (whether private or governmental) necessary to bind Buyer to this Agreement, other than Lender;

            (b) neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale transaction contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which Buyer or any of Buyer's assets is bound;

            (c) Buyer has the financial resources to timely consummate the purchase and sale transaction contemplated by this Agreement; and

            (d) Buyer is not in any way affiliated with Seller.

      As a condition precedent to Seller's obligation to close the purchase and sale transaction contemplated in this Agreement, Buyer's representations and warranties contained herein must remain and be true and correct as of the Closing Date. Prior to the Closing Date, Buyer shall notify Seller in writing of any facts, conditions or circumstances which render any of the representations and warranties set forth in this Section 11.1 in any way inaccurate, incomplete, incorrect or misleading.

      11.2 Seller's Representations and Warranties. Seller represents and warrants to Buyer that:

            (a) Seller has the full right, power, and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement, and to perform all duties and obligations imposed on Seller under this Agreement, except to the limited extent, if any, specifically and expressly set forth in this Agreement;

            (b) neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Seller is a party or by which Seller or any of Seller's assets is bound;

            (c) the rent roll attached hereto has been prepared by Seller's property manager based on the Leases and is true, accurate and complete to the best of Seller's actual knowledge;

            (d) Seller, to the best of Seller's actual knowledge, has not received any written notice of (i) any violations of law, (ii) violation of any permit or (iii) any environmental or hazardous material spill or claim made with respect to the Property not disclosed to Buyer in writing or made available to Buyer for review;

            (e) Seller, to the best of Seller's actual knowledge, has not received any written notice of any taking of the Property;

            (f) Seller, to the best of Seller's actual knowledge, has received no notice of pending litigation which could have a material adverse affect on the Property or which would enjoin or prohibit the contemplated transaction; and

            (g) Seller, to the best of Seller's actual knowledge, has received no written notice of a default or condition which with the passage of time or giving or notice would constitute a default under the Loan Documents.

      Seller's representations and warranties set forth in this Section 11.2 shall not survive the Closing or earlier termination of this Agreement, and no such breach shall be deemed to exist unless Buyer provides Seller with notice of an alleged breach prior to the Closing or earlier termination of this Agreement. Each representation or warranty contained in this Section 11.2 is subject to being updated by Seller in writing on or before the Diligence Date and shall be deemed to have been amended and updated by any information delivered to or made available to Buyer and any other information obtained by Buyer in connection with its diligence (including, but not limited to, the Tenant Estoppels).
Seller's actual knowledge without further inquiry shall mean the actual awareness of Peter Sullivan and James T. Cobb provided that such individuals have no obligation to review files or to make further inquiry of any persons other than reasonable inquiry of the property manager.

      As a condition precedent to Buyer's obligation to close the purchase and sale transaction contemplated in this Agreement, Seller's representations and warranties contained herein must remain and be true and correct as of the Closing Date. Prior to the Closing Date, Seller shall notify Buyer in writing of any facts, conditions or circumstances which render any of the representations and warranties set forth in this Section 11.2 in any way inaccurate, incomplete, incorrect or misleading.

                                   ARTICLE 12

                                  MISCELLANEOUS

      12.1 Successors and Assigns. Buyer may only assign or transfer its rights under this Agreement to an entity owned or controlled by Buyer or which owns or controls Buyer, or to any entity which acquires all or substantially all of the Buyer's assets, unless such assignment or transfer would affect the Lender's consent or timing of the Closing. The covenants and agreements contained in this Agreement shall extend to and be obligatory upon the permitted successors and assigns of the respective parties to this Agreement.

      12.2 Notices. Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given if (i) delivered by hand during regular business hours, (ii) sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, or (iii) sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, addressed to Seller or Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Title Company shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Title Company.

(1)   If to Seller:

            c/o Paine Webber Equity Partners Three Limited Partnership 265 Franklin Street - 16th Floor
            Boston, MA 02110
            Attn: Peter Sullivan

and

            Richmond One Paragon Place Associates, Limited Partnership 2223 Executive Street
            Charlotte, NC 28202
            Attn: James T. Cobb

with a copy to:

            Goodwin, Procter & Hoar  LLP
            Exchange Place
            Boston, MA 02109
            Attn: Andrew C. Sucoff, Esq.

(2) If to Buyer:

            David Stubbs
            Koger Equity, Inc.
            3986 Boulevard Center Drive
            Jacksonville, FL 32207

with a copy to:

            Walter R. McCabe III, Esq.
            Ropes & Gray
            One International Place
            Boston, MA 02110

(3) If to the Title Company:

            Lawyers Title Insurance Corporation
            950 E. Paces Ferry Road, N.E.
            Suite 2850
            Atlanta, GA 30326
            Attention: Deborah Goodman

      12.3 Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      12.4 Captions. The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      12.5 No Other Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      12.6 Amendments. This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyer's assignee or transferee).

      12.7 Entire Agreement. This Agreement embodies the entire agreement between Seller and Buyer with respect to the transaction contemplated in this Agreement, and there have been and are no covenants, agreements, representations, warranties or restrictions between Seller and Buyer with regard thereto other than those set forth or provided for in this Agreement.

      12.8 Applicable Law. This Agreement shall be construed under and in accordance with the laws of The Commonwealth of Virginia.

      12.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

      12.10 Title Company. The Title Company has executed this Agreement only for the purpose of agreeing to perform the duties assigned to it under this Agreement. The Title Company shall, upon receiving a copy of a notice given by a party in accordance with this Agreement claiming entitlement to all or a portion of the Escrowed Amount, give a notice to the other party that such claim of entitlement has been made. After the Diligence Date the Title Company shall not cause or permit any portion of the Escrowed Amount to be disbursed until the expiration of five (5) days of giving such notice whereupon, if the party to whom such notice was given has not given the Title Company notice of its objection to a disbursement in accordance with the claim of entitlement, the Title Company shall cause a disbursement of the Escrowed Amount as requested. If such party timely objects, however, the Title Company shall retain the Escrowed Amount and not disburse any portion of the same unless directed by the mutual written direction of the parties. The Title Company shall at all times disburse the Escrowed Amount as required in a mutual written direction of the parties. In the event of any disagreement between the parties, the Title Company shall retain all deposits pending instructions mutually agreed to by Seller and Buyer. In the event there is no mutual agreement by Seller and Buyer for disbursements, the Title Company shall hold said deposits pending a court order to disburse. The Title Company may conclusively rely on the authenticity, validity and effectiveness of any writing delivered to it, and Title Company shall not be obligated to make any investigation or determination, except as provided in the case of disputes as to the truth and accuracy of any information contained therein. Buyer and Seller agree to defend, indemnify and hold Title Company harmless from any liabilities, suits, claims, or expenses arising from or out of or in connection with Title Company's acts or failure to act hereunder, unless caused or created as a result of Title Company's negligence, and Title Company shall be entitled to reimbursement by Buyer and/or Seller for all reasonable costs and expenses incurred in the performance of its duties hereunder including, without limitation, all out-of-pocket expenses and reasonable attorneys fees of counsel retained by Title Company. If there is a settlement by Buyer and Seller prior to a court order, Buyer and Seller will share equally in the expenses incurred by the Title Company. Otherwise, the non-prevailing party shall assume full responsibility for the Title Company's expenses. Title Company is not required to advance or expend or risk its own funds or otherwise incur personal liability in performance of its duties hereunder and it may require advancement of funds by the parties. Title Company will hold the Escrowed Amount in Sun Trust Bank in Atlanta, Georgia, or such other bank reasonably acceptable to Buyer and Seller (an "Acceptable Bank") in an account as required by Section
3.2 above. Except for any claim, action or proceeding resulting in a final determination that the Title Company acted in bad faith, negligently or engaged in any type of willful misconduct the Title Company shall not be responsible for any loss or delay occasioned by the closure or insolvency of the institution in which any funds are invested in accordance with this Agreement; provided that Title Company deposits the Escrowed Amount in an Acceptable Bank as required herein.

      12.11 Time of the Essence. Time is expressly declared to be of the essence of this Agreement.

      12.12 No Personal Liability. The obligations of Seller hereunder shall be binding only on the Property and neither Buyer nor anyone claiming by, through or under Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the partners of the Seller or of the officers, directors, shareholders, advisors or agents of Seller or Seller's partners or any of their successors. Nothing contained herein shall preclude Buyer from obtaining judgment for specific performance in the event of Seller's default as provided in Section 10.1, above.

                                   ARTICLE 13

                           IRS FORM 1099-S DESIGNATION

      In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule D at or prior to the Closing to designate the Title Company (the "Designee") as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S; (2) to provide the Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                              SELLER:

                              Richmond Paragon Partnership, a Virginia general partnership

                              By: PaineWebber Equity Partners Three Limited Partnership, a general partner

                                          By:   Third Equity Partners, Inc.,
                                                its managing general partner

                                          By:/s/ Peter F. Sullivan
                                             ---------------------
                                        Name:  Peter F. Sullivan
                                       Title:  Vice President

                              By:   Richmond One Paragon Place Associates,
                                     Limited
                                    Partnership, a general partner

                                    By:   Richmond One Paragon Place Associates
                                          Limited Partnership, its general
                                          partner


                                          By:/s/ James T. Cobb
                                             -----------------
                                        Name: James T. Cobb
                                       Title: Managing General Partner

                              BUYER:

                               Koger Equity, Inc.

                                          By: /s/ Michael F. Beale
                                              --------------------
                                        Name: Michael F. Beale
                                       Title: Vice President

                                   SCHEDULE A

      Description of Real Property

ALL that certain parcel of land, together with all improvements thereon and appurtenances, including easements, thereunto belonging, lying and being in the Brookland District of Henrico County, Virginia, as shown and described on the plat entitled "Plat Showing 8.225 Acres on the Southeast Corner of Glenside Drive and Bethlehem Road@, dated May 23, 1988, and revised June 24, 1988, and August 30, 1988, made by J. K. Timmons & Associates, P.C., Engineers and Surveyors, Richmond, Virginia (J. K. Timmons), and according to which plat is attached as Schedule I to that certain Deed recorded in the Clerk's Office, Circuit Court, Henrico County, Virginia in Deed Book 2154, page 1875, and more particularly described by metes and bounds as follows:

BEGINNING at a point on the west right-of-way line of Bethlehem Road, said point being S. 36 degrees 06' 00" E. 294.18 feet from the intersection of the south right-of-way line of Glenside Drive and the west right-of-way line of Bethlehem Road, thence along the west right-of-way line of Bethlehem Road S. 36 degrees 06' 00" E. 388.67 feet to a rod set; thence leaving the west right-of-way line of Bethlehem Road S. 53 degrees 54' 00" W. 110.93 feet to a rod set; thence along a curve to the left having a radius of 249.82 feet for a length of 30.23 feet to a rod set; thence S. 43 degrees 02' 00" E. 94.14 feet to a rod set; thence S. 38 degrees 00' 00" W. 228.38 feet to a rod set; thence S. 85 degrees 21' 26" W. 112.83 feet to a rod set; thence N. 52 degrees 00' 00" W. 289.75 feet to a rod set; thence S. 83 degrees 00' 00" W. 70.12 feet to a rod set; thence N. 52 degrees 00' 00" W. 295.00 feet to a rod set; thence N. 38 degrees 00' 00" E.
38.15 feet to a point; thence N. 07 degrees 00' 00" W. 202.35 feet to a rod set; thence N. 83 degrees 00' 00" E. 608.84 feet to the point and place of beginning, containing 8.225 acres.

LESS AND EXCEPT all that certain, piece or parcel of land containing 0.121 acre conveyed to County of Henrico, Virginia, dated July 10, 1997, recorded September 19, 1997, in the aforesaid Clerk's Office, in Deed Book 2748, page 2040, or any other takings or matters of record.

                                   SCHEDULE B

            Description of Personal Property and Intangible Property

      All equipment fixtures, mechanical systems and other personal property owned by Seller and located on or affixed to the Property.

Prepared by:
Goodwin, Procter & Hoar, LLP
Exchange Place
Boston, MA 02109-2881



                              SPECIAL WARRANTY DEED




      THIS DEED is made as of January 30, 1998, by and between RICHMOND PARAGON PARTNERSHIP, a Virginia general partnership with an address c/o PaineWebber Equity Partners Three Limited Partnership, 265 Franklin Street, Boston, Massachusetts 02110, as Grantor; and KOGER EQUITY, INC., a Florida corporation with a business address of 3986 Boulevard Center Drive, Jacksonville, Florida 32207 as Grantee.

                               W I T N E S S E T H:

      That for and in consideration of the sum of Ten Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor does hereby grant and convey, with Special Warranty, unto the Grantee, the following described property located in the Brookland District of the County of Henrico, Virginia (the "Property") as further described in attached Schedule A and all improvements located thereon.

      This conveyance is made subject to and with the benefit of easements, conditions and restrictions of record insofar as they may lawfully affect the Property.

      The Grantee by accepting this deed and by affixing its signature and seals hereto, does assume the principal indebtedness and all other obligations secured by a certain Deed of Trust, Assignment of Leases and Rents and Security Agreement from Richmond Paragon Partnership to Barbara L. Ward and Barbara K. Morgan, Trustees, dated November 16, 1995, recorded November 16, 1995, in the Clerk's Office of the Circuit Court for the County of Henrico, Virginia, in Deed Book 2618, Page 1015, to secure the original principal sum of $8,750,000.00 with interest, the unpaid principal balance of which as of January 30, 1998 is $8,500,605.96; and the Grantee does covenant and agree to pay the note secured by the said deed of trust and all other payments required by the same.

      WITNESS the following signature and seal:



                                    RICHMOND PARAGON PARTNERSHIP, a
                                    Virginia general partnership

                                  By: PaineWebber Equity Partners Three Limited
                                        Partnership, a general partner

                                          By:   Third Equity Partners, Inc., its
                                                managing general partner
(SEAL)
                                                By:/s/ Peter F. Sullivan
                                                   ---------------------
                                              Name:  Peter F. Sullivan
                                             Title:  Vice President

                          COMMONWEALTH OF MASSACHUSETTS


COUNTY OF SUFFOLK

      The foregoing instrument was acknowledged before me this ___ day of January, 1998, by _________________________, as _________________________ of
Third Equity Partners, Inc., managing general partner of PaineWebber Equity Partners Three Limited Partnership, general partner of Richmond Paragon Partnership.

                                    -------------------------------------
                                  Notary Public
                                    My commission expires:________________

                                ONE PARAGON PLACE
                               RICHMOND, VIRGINIA

                            ASSIGNMENT AND ASSUMPTION
                                  OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this "Assignment") is entered into as of the 30th day of January, 1998, between Richmond Paragon Partnership, a Virginia general partnership, ("Assignor"), with an address c/o PaineWebber Equity Partners Three Limited Partnership, 265 Franklin Street, Boston, Massachusetts 02110 and Koger Equity, Inc. ("Assignee"), a Florida corporation, with an address of 3986 Boulevard Center Drive, Jacksonville, Florida 32207.

      1. Property. The "Property" means the real property located in the County of Henrico, Commonwealth of Virginia, commonly known as "One Paragon Place@ and located at 6800 Paragon Drive, Richmond, together with the building, structures and other improvements located thereon.

      2. Contracts. "Contracts" shall mean (i) only the service, supply, equipment rental, management, operating and leasing contracts relating to the Property which are listed on Exhibit A attached to this Assignment and (ii) all licenses, permits and warranties relating to the Property.

      3. Lender Escrows. "Lender Escrows" shall mean any escrows or reserves held by or on behalf of New York Life Insurance Company ("Lender") related to
(i) a certain Note in the original principal amount of $8,750,000 dated November 16, 1995 from Assignor to Lender and (ii) all other documents executed in connection with said Note. The Lender Escrows are set forth in attached Exhibit B.

      4. Assignment. For good and valuable consideration received by Assignor the receipt and sufficiency of which is hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Contracts and the Lender Escrows.

      5. Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor under the Contracts which are applicable to the period and required to be performed from and after the date of this Assignment, but not otherwise. Assignor shall remain liable for the covenants, agreements and obligations of Assignor under the Contracts which are applicable to the period and required to be performed prior to the date of this Assignment.

      6. Indemnity. Assignee hereby agrees to indemnify and hold Assignor, its successors and assigns, harmless against all loss, costs, expenses, liabilities, damages, actions, causes of action, demands or claims (including, without limitation, attorneys= fees and disbursements) arising out of or in connection with the obligations of Assignor as vendee under the Contracts which are applicable to the period and required to be performed from and after the date of this Assignment. Assignor hereby agrees to indemnify and hold Assignee, its successors and assigns, harmless against all loss, costs, expenses, liabilities, damages, actions, causes of action, demands or claims (including, without limitation, attorneys= fees and disbursements) arising out of or in connection with the obligations of Assignor as vendee under the Contracts which are applicable to the period and required to be performed prior to the date of this Assignment.

      7. Attorneys= Fees. If either Assignee or Assignor or their respective successors or assigns, file suit to enforce the obligations of the other party under this Assignment, the prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys.

      8. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

      9. Counterparts. This Assignment may be executed in multiple counterparts, any or all of which may contain the signatures of fewer than all of the parties, but all of which shall constitute a single instrument.

      IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

                                     SELLER:

                                    RICHMOND PARAGON PARTNERSHIP, a
                                      Virginia general partnership

                                    By:   PaineWebber Equity Partners Three
                                          Limited Partnership, a general partner

                                          By:   Third Equity Partners, Inc. its
                                                managing general partner

                                                By:/s/ Peter F. Sullivan
                                                   ---------------------
                                              Name:  Peter F. Sullivan
                                             Title:  Vice President


                                   PURCHASER:

                                    KOGER EQUITY, INC., a Florida corporation

                                          By:  /s/ Michael F. Beale
                                               --------------------
                                        Name:  Michael F. Beale
                                       Title:  Vice President

                                    EXHIBIT B



      Lender Reserve Escrow Account                   $543,797.91
      Lender Tax and Insurance Escrow Account         $ 10,715.06

                                ONE PARAGON PLACE
                               RICHMOND, VIRGINIA

                            ASSIGNMENT AND ASSUMPTION
                         OF LEASES AND SECURITY DEPOSITS


      THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (this "Assignment") is entered into as of the 30th of January, 1998, between Richmond Paragon Partnership ("Assignor"), a Virginia general partnership with an address c/o PaineWebber Equity Partners Three Limited Partnership, 265 Franklin Street, Boston, Massachusetts 02110 and Koger Equity, Inc., ("Assignee"), a Florida corporation, with an address of 3986 Boulevard Center Drive, Jacksonville, Florida 32207.

      1. Property. The "Property" means the real property located in the County of Henrico, Commonwealth of Virginia, commonly known as "One Paragon Place@ and located at 6800 Paragon Drive, Richmond, together with the building, structures and other improvements located thereon.

      2. Leases. The "Leases" means those leases, tenancies, rental agreements and occupancy agreements affecting the Property which are described in Exhibit A attached to this Assignment.

      3. Security Deposits. "Security Deposits@ means those security deposits held by or for Assignor on account of tenants under the Leases as such deposits and with respect to which Assignee received a credit at the closing of the transaction with respect to which this Assignment has been executed and delivered. The Security Deposits are set forth on attached Exhibit B.

      4. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Security Deposits.

      5. Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor as landlord or lessor under the (i) Williamson & Lavecchia and the Sun Microsystems, Inc. Leases with respect to the tenant improvements and (ii) under all other Leases (a) for any matters addressed in the tenant estoppels or (b) arising from and after the date hereof. Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits if, when and as required by the Leases. Assignor shall remain responsible for Assignor's obligations under the Leases existing prior to the date hereof, except for (x) obligations for tenant improvements under the Williamson & Lavecchia and Sun Microsystems, Inc. Leases or (y) any matters that are addressed in the tenant estoppels.

      6. Indemnity. Assignee hereby agrees to indemnify and hold Assignor, its successors and assigns, harmless against all costs, expenses and liabilities (including, without limitation, attorneys= fees and disbursements) of the lessor under (i) Williamson & Lavecchia and Sun Micosystems, Inc. Leases with respect to the tenant improvements and (ii) under all other Leases (a) for any matters addressed in the tenant estoppels or (b) arising from and after the date hereof. Assignor hereby agrees to indemnify and hold Assignee, its successors and assigns, harmless against all costs, expenses and liabilities (including, without limitation, attorneys= fees and disbursements) of the lessor under the Leases existing prior to the date hereof; provided; however, it is expressly understood and agreed that Assignor shall not indemnify Assignee for nor be responsible to the lessees under the Leases for the discharge and performance of any and all duties and obligations (x) under the Williamson & Levecchia and Sun Microsystems, Inc. Leases with respect to the tenant improvements or (y) for any matters that are addressed in the tenant estoppels, including, without limitation, Assignee's duty and obligation to return the Security Deposits to lessees under the Leases.

7. Attorneys= Fees. If either Assignee or Assignor, or their respective successors or assigns, file suit to enforce the obligations of the other party under this Assignment, the prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys.

      8. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

      9. Counterparts. This Assignment may be executed in multiple counterparts, any or all of which may contain the signatures of fewer than all of the parties, but all of which shall constitute a single instrument.

      IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.


                                     SELLER:

                                    RICHMOND PARAGON PARTNERSHIP, a Virginia general partnership

                                    By:  PaineWebber Equity Partners Three
                                         Limited Partnership, a general partner

                                         By: Third Equity Partners, Inc., its
                                             managing general partner

                                             By: /s/ Peter F. Sullivan
                                                 ----------------------
                                           Name:  Peter F. Sullivan
                                          Title:  Vice President


                                   PURCHASER:

                                    KOGER EQUITY, INC., a Florida corporation


                                    By: /s/ Michael F. Beale
                                        -------------------
                                  Name: Michael F. Beale
                                 Title: Vice President

                                ONE PARAGON PLACE
                               RICHMOND, VIRGINIA


                                  BILL OF SALE

      THIS BILL OF SALE (this "Bill of Sale") is executed as of the 30th day of January, 1998, by Richmond Paragon Partnership ("Seller"), a Virginia general partnership having an address c/o PaineWebber Equity Partners Three Limited Partnership, 265 Franklin Street, Boston, Massachusetts 02110, in favor of Koger Equity, Inc. ("Purchaser"), a Florida corporation, having an office at 3986 Boulevard Center Drive, Jacksonville, Florida 32207.

      1. Real Property. The "Real Property" shall mean the land located in the County of Henrico, Commonwealth of Virginia, commonly known as "One Paragon Place" and located at 6800 Paragon Drive, Richmond, Virginia, and the buildings, structures, improvements and fixtures now located thereon and the rights appurtenant thereto.

      2. Personal Property. The "Personal Property" shall mean those certain articles of personal property which are described in Exhibit A attached to this Bill of Sale, and, to the extent owned by Seller, all personal property of every kind or description now or hereafter located in, on or affixed to the Real Property.

      3. Sale. For good and valuable consideration received by Seller, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers the Personal Property to Purchaser.

      4. As Is. The Personal Property is sold, transferred and delivered by Seller and hereby accepted by Purchaser in its current "as is" condition, without any warranties, covenants or representations by Seller. Without limiting the generality of the foregoing, the Personal Property is transferred, sold and delivered without any express or implied warranty of merchantability or fitness.

      5.   Counterparts.   This  Bill  of  Sale  may  be  executed  in  multiple
counterparts, any or all of which may contain the signatures of fewer than all of the parties, but all of which shall constitute a single instrument.

      IN WITNESS WHEREOF, Seller has executed this Bill of Sale the day and year first above written.

                                     SELLER:

                                    RICHMOND PARAGON PARTNERSHIP, a Virginia
                                    general partnership
                                    By:   PaineWebber Equity Partners Three
                                          Limited Partnership, a general partner

                                          By: Third Equity Partners, Inc.,
                                              its managing general partner

                                             By:  /s/ Peter F. Sullivan
                                                  ---------------------
                                           Name:  Peter F. Sullivan
                                          Title:  Vice President

                                    EXHIBIT A

                             PERSONAL PROPERTY LIST

      All equipment fixtures, mechanical systems and other personal property owned by Seller and located in, on or affixed to the Real Property.


      1 Disburse by wire to Insignia/Capital Advisors pursuant to attached instructions.

      2  Disburse to Lawyers Title Insurance Company.

      3 Disburse to Lawyers Title Insurance Corporation to be held in escrow pursuant to separate instructions of Buyer & Seller.

      4  Disburse to Lawyers Title Insurance Company.

      5  Disburse to Lawyers Title Insurance Company.

      6 Disburse by check to Old Republic National Title Insurance Company pursuant to attached address.

      7 Disburse by wire to New York Life Insurance Company pursuant to attached instructions.

      8 Disburse by check to Zuckerman, Spader Goldstein, Taylor & Kolker pursuant to attached address.

      9 Disburse by wire to New York Life Insurance Company pursuant to attached instructions.